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                                                                   Exhibit 23.2



October 15, 2001

The Board of Directors
Zindart Limited
Flat C&D, 25/F., Block 1
Taiping Industrial Centre
57 Ting Kok Road
Tai Po, New Territories
Hong Kong

Dear Sirs,

                         Consent of Independent Auditors
                         -------------------------------

        As independent public accountants, we hereby consent to the incorporation by reference into this registration statement on Form S-8 to be filed by Zindart Limited our report dated June 11, 2001 included in Zindart Limited's Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.



                                                   /s/ Arthur Andersen & Co
                                               Certified Public Accountants
                                                         Hong Kong